UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 2, 2007

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2007, Mueller Water Products, Inc. (the “Company”) announced the modification of employment arrangements with Dale B. Smith, Chief Executive Officer of Mueller Group, and Doyce Gaskin, Executive Vice President of the Mueller Co. segment. A copy of the press release relating to Messrs. Smith and Gaskin is attached hereto as Exhibit 99.1.

Dale B. Smith

Mr. Smith’s employment agreement dated January 23, 2006 was modified to provide that during the period from December 31, 2007 through December 12, 2009 (referred to as the subsequent employment period), Mr. Smith will be subject to the direction and supervision of the Chief Executive Officer of the Company and will have a title, duties and responsibilities that are not inconsistent with his position during the employment period that ends on December 31, 2007. However, during the subsequent employment period, Mr. Smith will (i) devote his full time attention to the affairs of the Company through September 30, 2008, (ii) work at least one week per month through June 30, 2009 and (iii) work only as agreed through December 12, 2009. In addition, the amendment provides that Mr. Smith will be eligible for an equity grant prior to December 31, 2007.

Doyce Gaskin

Mr. Gaskin has been promoted to President of the Mueller Co. segment. Further, his letter agreement dated as of July 31, 2006 was amended to provide that his base salary will be $368,000 per year and his bonus target level will be $314,000 per year. Mr. Gaskin will be eligible for equity awards for fiscal 2007 and thereafter with a grant value equal to $520,000, provided that this target is subject to change by the Compensation and Human Resources Committee of the Board of Directors. In lieu of his Company leased vehicle, Mr. Gaskin will be provided with an automobile allowance equal to $1,500 per month.

The foregoing description of the agreements does not purport to be complete and is qualified in its entirety by reference to the attached copies of the agreements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 2, 2007 – Smith to Remain CEO at Mueller Co., Gaskin Promoted to President

99.2	Amendment dated as of November 1, 2007 to Employment Agreement with Dale B. Smith dated January 23, 2006

99.3	Amendment dated as of October 31, 2007 to Letter Agreement with Doyce Gaskin dated as of July 31, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2007	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Robert Barker
Robert Barker
Executive Vice President, General Counsel and Corporate Secretary

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